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                                                                    EXHIBIT 12.3

                                     NSTAR
               Computation of Ratio of Earnings to Fixed Charges
                     Twelve Months Ended December 31, 1999
                                (in thousands)

Net income from continuing operations                         $146,463

Income taxes                                                    60,141

Fixed charges                                                  145,364
                                                              --------

     Total                                                    $351,968
                                                              ========

Interest expense                                              $128,364
Interest component of rentals                                   17,000
                                                              --------

     Total                                                    $145,364
                                                              ========

Ratio of earnings to fixed charges                                2.42
                                                                  ====